Exhibit 23
                                     Consent




Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520


December 22, 2006



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in Transnational Financial Network's amended Form 8-K of our report dated December 21, 2006, relating to the financial statements of Texas Capital Bank N.A., Residential Mortgage Loan Division.



/s/Bedinger & Company
--------------------------------
Certified Public Accountants